Public Company Management Corporation Offers Look Back, Forward in FY2004 Earnings Call

LAS VEGAS, NV – Public Company Management Corporation (OTC BB: PUBC) hosted its Fiscal Year 2004 earnings call Monday, December 13, 2004.  During the call, company President & CEO Stephen Brock offered a closer look at the company’s 2004 financials, an overview of some of the highlights of recent independent analysis, and guidance for FY2005.  Highlights of the call included:

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An overview of the company’s market, business model, and marketing strategy

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Revenues of $1.6 million for FY2004, a 328% increase over FY2003

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Gross revenue plus other income of $2.5 million

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Net income up 2,184% over FY2003

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Earnings per share of $0.08*

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Stock price increase of over 1,600% since October 2004

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Cash, marketable securities and long-term investments totaling over $2 million

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Current P/E ratio of 11.8

*The company previously reported earnings per share of $0.09 in a press release on December 1, 2004. The previous calculation was in error. There has been no material change in the source numbers.

The well-attended call produced a number of questions from participants on such issues as PCMC’s equity-based fee structure and its value to shareholders, short-term marketing plans, and the announced plans to acquire a seminar management company.

“Earnings calls are one of the most important forms of outreach for a public company,” Stephen Brock, PCMC’s Chief Executive Officer, said regarding the call.  “Quarterly calls give shareholders, analysts and other interested parties a regular look inside not only the company’s historical performance, but short-term and long-term planning and financial forecasts.  They are a simple and affordable way to increase transparency and should be a part of every public company’s investor and public relations program,” further stated Brock.

Playback of the call, a full transcript, and the presentation materials are available at www.PublicCompanyManagement.com.  The transcript and presentation materials have also been filed with the SEC in a Form 8-K filing.  Listeners to the playback and readers of the transcript can receive a free policy paper from PCMC’s subsidiary, Pubco White Papers (www.PubcoWhitePapers.com), on the importance of reverse listings to the economic vitality of the U.S. economy: “Reverse Listings: A Policy Primer”, valued at $129.95.

About Public Company Management Corporation
Public Company Management Corporation (OTC BB: PUBC) helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets.  PCMC supports the full lifecycle of entering the public market:

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Education - Pubco White Papers (www.PubcoWhitePapers.com), a subsidiary of PCMC, hosts a comprehensive body of knowledge on private and public equity markets.  Go Public Today (www.GoPublicToday.com), another PCMC subsidiary, offers qualified entrepreneurs and senior executives free consultations with a Registered Investment Adviser. Free consultations regarding mergers, acquisitions and reverse listings are offered through M&A Capital Advisers (www.MACapitalAdvisers.com), an independent licensed broker-dealer.

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Registration and listing - GoPublicToday.com is a Registered Investment Advisory firm that provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB or Pink Sheets.  GoPublicToday.com under its d/b/a Foreign Company Listing, (www.ForeignCompanyListing.com) aids foreign companies in going public in the U.S. markets.

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Regulatory compliance - Public Company Management Services (www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PCMC utilizes a project-centric business model to provide top industry expertise to each client and create a repeatable process for client success.  This approach, combined with the innovative use of technology, gives PCMC a scalable operating capacity and cost structure.  A unique equity-based fee structure minimizes cash outlay for clients, ensures total commitment to client success, and maximizes shareholder value when those clients are successful.

PCMC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

For More Information:
Stephen Brock, President/CEO
Public Company Management Corporation (OTC BB: PUBC)
5770 El Camino Blvd.
Las Vegas, NV 89118
702.222.9076
www.PublicCompanyManagement.com
info@PublicCompanyManagement.com

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.  M&A Capital Advisers is an independent business entity, managed separately by PCMC President, Stephen Brock.